EXHIBIT 23.1

          INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES

               We consent to the incorporation by reference in Registration Statement Nos. 33-23232, 33-34384, 33-43910,
          33-50040, and 333-18661 on Form S-3 and in Registration Statement Nos. 2-90684, 2-94306, 33-0840, 33-17698, 33-
          25628,  33-36851,  33-41720,  33-56302, 33-73194,  33-57735,
          333-01941, and 333-22827 on Form S-8 of Ballard Medical Products (the Company) of our report dated November 13, 1997 (February 25, 1998 as to Note 12) (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's change in its method of accounting for investment securities to conform with Statement of Financial Accounting Standards No. 115), appearing in this Current Report on Form 8-K of Ballard Medical Products.

               Our audits  of the financial statements  referred to in
          our aforementioned report also included the financial statement schedules of Ballard Medical Products which are included in this Current Report on Form 8-K. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

          Deloitte & Touche LLP
          Salt Lake City, Utah
          July 14, 1998

                            SUPPLEMENTAL SCHEDULE II

          BALLARD MEDICAL PRODUCTS
          VALUATION ACCOUNTS
          FOR THE THREE YEARS IN THE PERIOD
          ENDED SEPTEMBER 30, 1997

                               Balance at    Addition     Charged      Balance
                                Beginning          to          to       at End
                                  of Year   Allowance       Costs      of Year

          ALLOWANCE FOR
          DOUBTFUL ACCOUNTS:

          1997                   $192,000  $1,226,000  $(560,000)     $858,000

          1996                   $125,000     $67,000        NONE     $192,000

          1995                   $200,000        NONE   $(75,000)     $125,000

          ALLOWANCE FOR
          SALES RETURNS:

          1997                   $805,000    $965,000  $(110,000)   $1,660,000

          1996                   $500,000    $305,000        NONE     $805,000

          1995                   $200,000    $300,000        NONE     $500,000

          ALLOWANCE FOR
          INVENTORY
          OBSOLESCENCE

          1997                   $652,917    $601,860  $(137,829)   $1,116,948

          1996                   $130,453    $522,464        NONE     $652,917

          1995                       NONE    $130,453        NONE     $130,453